Exhibit 23.2

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS
5310 HARVEST HILL ROAD, SUITE 275
DALLAS, TEXAS 75230 - 5805
(972) 788-1110 Telefax 991-3160
E-Mail:  forgarb@forgarb.com

March 27, 2014

Reef Global Energy VII, L.P.
1901 N. Central Expy Suite 300
Richardson TX 75080

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Gentlemen:

We hereby consent to the use of our name, to references to our name, and to the inclusion of information taken from our “Estimated Reserves and Future Net Revenue as of January 1, 2014 Attributable to Interests Owned By Reef Global Energy VII, L.P. In Certain Properties Located in Texas”, under the section “Item 2 Properties — Proved Crude Oil and Natural Gas Reserves”. We also consent to the inclusion of our letter report dated January 30, 2014 and summary reserve information in the Annual report on Form 10-K of Reef Global Energy VII, L.P. as Exhibit 99.1.

Yours truly,

/s/ Forrest A. Garb & Associates, Inc.
Forrest A. Garb & Associates, Inc.
Texas Registered Engineering Firm F-629

/s/ W. D. Harris III
W. D. Harris III
Chief Executive Officer
Forrest A. Garb & Associates, Inc.